SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party Other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the
Commission Only (as
permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RADYNE COMSTREAM INC.

(Name of Registrant as Specified in Its Charter)

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RADYNE COMSTREAM INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2005

To Our Stockholders:

The 2005 Annual Meeting of Stockholders of Radyne ComStream Inc. (the “Company”) will be held at the office of the Company at 3138 East Elwood Street, Phoenix, Arizona, 85034, on June 8, 2005, beginning at 2:00 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect five Directors, each for a term of one year; and

2.	To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on April 25, 2005, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Your vote is very important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it to us in the enclosed postage-paid envelope or via facsimile to (602) 437-4811. You may also vote your shares via the Internet or by calling the 800-number listed on your proxy card.

By Order of the Board of Directors

/s/ Robert C. Fitting

Robert C. Fitting Chief Executive Officer

April 29, 2005
Phoenix, Arizona

RADYNE COMSTREAM INC.
3138 East Elwood Street
PHOENIX, ARIZONA 85034

(602) 437-9620

PROXY STATEMENT

     This Proxy Statement relates to the 2005 Annual Meeting of Stockholders to be held on June 8, 2005, at 2:00 p.m. local time, at the office of Radyne ComStream Inc. located at 3138 East Elwood Street, Phoenix, Arizona, 85034, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about May 6, 2005.

Delivery of Documents to Stockholders Sharing an Address

     Only one Proxy Statement will be delivered to multiple stockholders who share an address unless the stockholders have previously provided the Company with contrary instructions. Upon written or oral request, the Company will promptly deliver separate copies of the Proxy Statement to multiple stockholders at a shared address. A stockholder who wishes to receive a separate copy of the Proxy Statement, now or in the future, should submit this request in writing to Radyne ComStream Inc., Attention: Corporate Secretary, 3138 East Elwood Street, Phoenix, Arizona, 85034 or by calling (602) 437-9620. Stockholders sharing an address who are receiving multiple copies of proxy materials, and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all stockholders at the shared address in the future.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of five Directors. In addition, management will report on our progress during 2004 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 25, 2005, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on April 25, 2005, there were issued and outstanding 16,638,549 shares of our common stock, which are entitled to cast 16,638,549 votes.

Who may attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

How do I vote?

     If you were a holder of record of Radyne ComStream Inc. shares of common stock as of April 25, 2005, you can vote in one of four ways:

•	Vote by Internet – follow the instructions on the Internet at: https://www.proxyvotenow.com/radn; or

•	Vote by phone – call toll-free 1-866-233-5380; or

•	Vote by proxy card – mark, sign, and date your proxy card and return it promptly, but in no event later than June 3, 2005; or

•	Vote in person – if you attend the meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	Filing with our Corporate Secretary a notice of revocation; or

•	Sending in another duly executed proxy bearing a later date; or

•	Attending the meeting and casting your vote in person.

     Your last vote will be the vote that is counted.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with a description of the proposal in this Proxy Statement. The Board recommends a vote FOR election of the nominated slate of Directors.

     With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each item?

     Election of Directors. Election of a Director requires affirmative votes of the holders of a plurality of the shares present in person, or represented by proxy, and entitled to vote at a meeting at which a quorum is present. The five persons receiving the greatest number of votes will be elected as Directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Effect of Broker Non-Votes. If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers had received their customers’ instructions but did not, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.” Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

BOARD OF DIRECTORS

Election of Directors
(Proposal No. 1)

General

     A board of five Directors is to be elected at the annual meeting. It is expected that a majority of the common stock will be voted in favor of the five nominees named below, all of whom are current Directors. If any nominee is unable or declines to serve as a Director, an alternate nominee will be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a Director. The term of office for each person elected as a Director will continue until the next annual meeting or until his or her successor has been elected and qualified.

     The Board has determined that three of the five nominees for the Board are “independent” as that term is defined by regulations of the Securities and Exchange Commission (“SEC”) and Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards. In making this determination, the Board considered transactions and relationships between each Director or his or her immediate family and the Company. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the Director is independent. As a result of this review, the Board affirmatively determined based on its understanding of such transactions and relationships that all of the Directors nominated for election at the annual meeting are independent, with the exception of Robert C. Fitting, our Chief Executive Officer, and Lee Yip Loi, who has served as an unpaid executive officer of the Company’s former majority shareholder.

Vote Required

     If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the Director nominees.

Nominees

     The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title
Lee Yip Loi	61	Director
Dennis W. Elliott	63	Director
Robert C. Fitting	70	Director and Chief Executive Officer
Dr. C.J. Waylan	63	Director
Michael A. Smith	61	Director

     LEE YIP LOI has been a Director since August 12, 1996, and is a member of the Compensation and Governance and Nominating Committees of the Board. He was Regional Director (America) of Singapore Technologies Pte Ltd from March 1994 until December 1998, and from May 1990 to January 1997, he was President of its affiliate, Metheus Corporation. Prior to that time, he held a number of managerial positions with such corporations as Singapore Technologies Pte Ltd, Jurong Industries Ltd and Morgan Guaranty Trust, and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs. Mr. Lee is currently president and Director of WhiteRock2 Management (USA) Inc. He is also a Director of WhiteRock Investments III Ltd, and WhiteRock2 Management Ltd. Mr. Lee holds a Bachelor of Science Degree (with Honors) from the University of Singapore and completed the Advanced Management Program at Harvard Business School, and the commercial banking management program at J.P. Morgan.

     DENNIS W. ELLIOTT has been a Director since October 6, 1998, and is Chairman of the Audit Committee. He is also a member of the Compensation and the Governance and Nominating Committees of the Board. He is the President of Elliott Communications Co., a technology/marketing/finance consulting concern involved in advising companies on strategy and developing operating ventures in telecommunications, data networking, digital television/HDTV and multimedia. He has also held executive positions at Pacific Telecom, Inc., RCA American Communications (now SES Americom) and RCA Global Communications. He was the principal financial officer at Pacific Telecom and RCA American Communications. Mr. Elliott holds an M.B.A. from Harvard University, an M.S.E.E from Stanford University, and a B.S.E.E. from the University of Iowa.

     ROBERT C. FITTING has been a Director since March 1995, and has served as our Chief Executive Officer since October 1998 and was our President from February 1995 until March 28, 2000. Mr. Fitting has a Master of Electrical Engineering degree from New York University, and a Bachelor with distinction from Penn State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications named Comtech Data Corporation, subsequently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the “Arizona Entrepreneur of the Year” award in the manufacturing/high technology category.

     DR. C. J. WAYLAN has been a Director since February 2000, is Chairman of the Board and Chairman of the Governance and Nominating Committee. He is also a member of the Audit and Compensation Committees of the Board. He is currently an advisor to several telecommunications and satellite companies. Since September 1997 he has been President and Chief Executive Officer of CCI International, NV. Before retiring in 1996, Dr. Waylan served in several senior executive positions for GTE Corporation. He served as president of GTE Spacenet and as Executive Vice President in the GTE wireless group, which included GTE Mobilnet. Dr. Waylan served in the US Navy for twenty years in a number of space and communications-related positions. He has a BS degree from the University of Kansas, and an MSEE and Ph.D. from the Naval Postgraduate School. He currently serves on the Boards of Directors of Globecomm Systems, Inc., and CCI International.

     MICHAEL A. SMITH has been a Director since June 18, 2003, and is Chairman of the Compensation Committee. He is also a member of the Audit and Governance and Nominating Committees of the Board. From 1999 to 2002, Mr. Smith served as President and CEO of the Aerospace Electronics Systems division of Honeywell, Inc. (a $4.0 billion per year Commercial, Defense and Space avionics manufacturer and product of the merger between the Allied Signal and Honeywell avionics businesses). He was the Vice President and General Manager of Honeywell’s corporate and regional avionics business from 1992 to 1999 and served in various management positions with Sperry Flight Systems from 1973 until it was bought by Honeywell in 1986. Prior to 1973, he was employed by Raytheon’s aerospace business. Mr. Smith serves on the Board of Directors of a privately owned company in the Phoenix area and, in the past, has served on the boards of various not-for-profit community organizations and of the General Aviation Manufacturers Association (GAMA) in Washington DC. He also served as the Vice President and one year as the President of GAMA. Mr. Smith has a BSBA degree from Arizona State University and has completed numerous continuing education programs during his career.

How are Directors compensated?

     Our policy has been to pay no cash compensation to Directors who are our employees for their service as Directors. Outside Directors are paid $25,000 annually for their membership. Additionally, the Board Chairman will receive $10,000 and the Audit Chairman will receive $5,000 annually. Members of the Audit Committee will receive an additional $6,500, members of the Executive Committee will receive an additional $1,500, members of the Compensation Committee will receive an additional $1,500 and members of the Governance and Nominating Committee will receive an additional $1,500, all annually. On August 18, 2004, the Board of Directors granted Messrs. Elliott, Lee, Smith and Waylan options to purchase 10,000 shares each of our common stock at $6.59 per share. These options will expire on August 17, 2014. During fiscal 2004, no other options were granted to the Directors.

Are employees of Radyne ComStream or its subsidiaries paid additional compensation for service as a Director?

     No. We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during fiscal 2004?

     The Board of Directors met nine times during fiscal 2004. Attendance by Directors at the meetings of the Board and Board committees on which they served was 100%. All of our Directors attended last year’s annual meeting of the stockholders.

     The Audit Committee, made up entirely of independent Directors, as that term is defined by SEC regulations and Rule 4200(a)(15) of the NASD listing standards, met 12 times during the year. All members of the Audit Committee attended each meeting.

What committees has the Board established?

     The Board of Directors has standing Executive, Compensation, Audit and Governance and Nominating Committees.

Governance
and
	Executive	Compensation	Audit	Nominating
Name	Committee	Committee	Committee	Committee
Lee Yip Loi	X	X		X
C.J. Waylan	X	X	X	X
Dennis W. Elliott		X	X	X
Robert C. Fitting	X
Michael A. Smith		X	X	X

     Executive Committee. The Executive Committee, which consisted of Directors Lee, Waylan and Fitting, did not meet during fiscal 2004. The Executive Committee reviews questions and concerns in lieu of the full Board. During 2004, the full Board convened in every instance requiring their consideration.

     Compensation Committee. The Compensation Committee, which consisted of Directors Lee, Waylan, Elliott, and Smith, met four times during fiscal 2004. The Compensation Committee reviews the performance of management and will at the appropriate times review the structure of management. The Compensation Committee also reviews and approves our compensation policies and administers our 1996 Incentive Stock Option Plan and its 2000 Long Term Incentive Plan. Additionally, the Committee reviews and makes recommendations to the Board regarding Director compensation. The report of the Compensation Committee is included herein on page 11.

     Audit Committee. The Audit Committee, which consisted of Directors Elliott, Waylan and Smith, met 12 times during fiscal 2004. The Audit Committee reviews and approves the scope of the audit performed by our independent auditors as well as our accounting principles and internal accounting controls. The Audit Committee must approve all related party transactions and must pre-approve all services of the independent accountants.

     The Audit Committee operates under a written Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement. The Board has determined that each of the members of the Audit Committee is independent within the meaning of SEC regulations and Rule 4200(a)(15). Mr. Elliott is the Chairman of the Audit Committee and serves as the Audit Committee’s financial committee expert, as defined by SEC regulations. The report of the Audit Committee is included herein on page 9.

     Governance and Nominating Committee. The Governance and Nominating Committee, which consists of Directors Lee, Waylan, Elliott and Smith, met two times during 2004. The Governance and Nominating Committee identifies and nominates candidates for Board membership and the Chief Executive Officer. All of the nominees recommended for election to the Board of Directors at the annual meeting are Directors standing for reelection.

     The Governance and Nominating Committee operates under a written Governance and Nominating Committee Charter, a copy of which is attached as Appendix B to this Proxy Statement. The Board has determined that although Mr. Lee is not considered independent, there are exceptional circumstances which merit his membership on the Governance and Nominating Committee.

     The Board of Directors believes that it is necessary that a majority of the Board of Directors be comprised of independent Directors as set forth in Rules 4200 and 4350 of the NASD listing standards and it is desirable to have at least one financial expert on the Board of Directors as set forth in section 401(h) of the Regulation S-K under the federal securities laws. When considering potential Director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In 2004, we did not pay any fees to any third party to assist in identifying or evaluating potential nominees for the Board.

Communications with the Board of Directors

     Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by writing to us at Radyne ComStream Inc., Attention: Linda Dyvig — Investor Relations, 3138 East Elwood Street, Phoenix, Arizona, 85034 or by submitting an email to ldyvig@radn.com. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Ethics

     The Company has adopted a code of ethics that applies to all Directors, officers and employees of the Company, including the Chief Executive Officer, Chief Financial Officer, Corporate Controller, Chief Operating Officer and Chief Technical Officer. A copy of our code of ethics will be mailed, at no charge, by writing to us at Radyne ComStream Inc., Attention: Linda Dyvig – Investor Relations, 3138 East Elwood St., Phoenix, Arizona 85034 or by submitting an email to ldyvig@radn.com. If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore on our internet website at www.radn.com.

EXECUTIVE OFFICERS AND COMPENSATION

The Executive Officers

     Our management consists of the following personnel, in addition to Robert C. Fitting, the Chief Executive Officer who is named above as a Director.

Name	Age	Position
Brian Duggan	63	President and Chief Operating Officer
Steven Eymann	53	Executive Vice President and Chief Technical Officer
Malcolm C. Persen	51	Chief Financial Officer, Vice President of Finance and Secretary
Garry D. Kline	56	Vice President, Corporate Controller and Assistant Secretary

     BRIAN DUGGAN was promoted to President and Chief Operating Officer on March 28, 2000. Mr. Duggan had served as Vice President of Sales and Marketing since December 1998. In that capacity, Mr. Duggan handled global sales and marketing efforts for our complete equipment line, with all regional sales offices reporting directly to him. Prior to this appointment, Mr. Duggan served as Director of Worldwide Sales for ComStream Corporation. Before joining ComStream in 1995, Mr. Duggan spent eight years as Director of Marketing with Comtech Systems, Inc. He has held various positions with Plessey Electronics

Systems Ltd. (UK) in engineering and sales and marketing, and with Datotek Corporation in Texas as Director of Marketing. Mr. Duggan is a graduate of Hatfield College in the United Kingdom, where he majored in engineering.

     STEVEN W. EYMANN has been Chief Technical Officer since October 1998, and has been our Executive Vice President since February 1995. Mr. Eymann graduated with honors and a Bachelor of Science in Electrical Engineering from the University of Nebraska. His professional career began in 1974 at the Motorola Government Electronics Division, where he was a design engineer, task leader and finally a project leader on a number of developments. In 1981, Mr. Eymann joined Comtech Data Corporation, where he was Director of Product Development. Mr. Eymann was responsible for budget, schedule, and technical aspects of all new product development within Comtech. He left Comtech in 1984 to co-found EFData Corporation. As Vice President of Engineering and co-founder of EFData, Mr. Eymann was responsible for new product development and engineering management in the design and manufacture of high technology military and commercial communications equipment. He developed the Intelsat Data Subsystem including modems and redundancy switches. These pre-eminent designs helped EFData become the leading supplier of satellite modems in the world. In 1993, Mr. Eymann became President of EFData.

     MALCOLM C. PERSEN has been Chief Financial Officer, Vice President of Finance and Secretary since April 2004. From 2002 until joining Radyne, Mr. Persen served as the Chief Financial Officer for DW Acquisitions, a private equity partnership involved in the acquisition and operation of direct-mail and marketing businesses. From June 1999 until July 2002, Mr. Persen was employed as Director of Finance for Avnet, Inc, a distributor of electronic components and computer systems. From March 1995 until July 2002, Mr. Persen was a Senior Manager with the consultancy, Arthur D. Little where he worked with a global portfolio of clients primarily involved with corporate level strategy development and execution. From 1990 to 1995, Mr. Persen worked for Mercer Management Consulting. Prior to 1990, Mr. Persen served as an independent financial consultant to emerging businesses. Mr. Persen holds a BA in Political Economics from The Colorado College, and an MBA from The Amos Tuck School of Business at Dartmouth College.

     GARRY D. KLINE has been Vice President, Corporate Controller and assistant secretary since April 2004. From September 1995 until April 2004, Mr. Kline served in various capacities including his current positions and as Vice President of Finance, Secretary and Chief Financial Officer. From 1987 until September 1995, Mr. Kline served as CFO and Controller of EFData Corporation. Prior to 1987, Mr. Kline served in various positions, including Vice President of Finance for Megatronics Inc., a publicly held printed circuit board manufacturer, Vice President of Operations for Vernal Lodging Associates, a hospitality management company, and General Partner of Tax and Accounting Computer Service, an accounting services company.

Report of the Audit Committee

     The Securities and Exchange Commission rules now require us to include in our Proxy Statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

     It is the duty of the Audit Committee to provide independent, objective oversight of Radyne ComStream’s accounting functions and internal controls. The Audit Committee acts under a written charter that sets forth the audit related functions we are expected to perform. Our audit functions are to:

•	Serve as an independent and objective party to monitor Radyne ComStream’s financial reporting process and system of internal control structure;

•	Review and appraise the audit efforts of Radyne ComStream’s independent auditors; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

     We meet with management periodically to consider the adequacy of Radyne ComStream’s internal controls and the objectivity of its financial reporting. We discuss these matters with Radyne ComStream’s independent auditors and with appropriate financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. Toward that end, we have considered whether the non-audit related services provided by Radyne ComStream’s independent auditors are compatible with their independence. In addition, we review our financing plans and report recommendations to the full Board for approval and to authorize action.

     Management of Radyne ComStream has primary responsibility for its financial statements and the overall reporting process, including its system of internal control structure. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present Radyne ComStream’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles and discuss with the Company any issues they believe should be raised. Our responsibility is to monitor and review these processes.

     It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Radyne ComStream and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting and auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Radyne ComStream’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that Radyne ComStream’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of Radyne ComStream’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that Radyne ComStream’s independent accountants are in fact “independent.”

     This year, we reviewed Radyne ComStream’s audited consolidated financial statements and met with both management and KPMG LLP, the Company’s independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Radyne ComStream. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

     Based on these reviews and discussions, we recommended to the Board that Radyne ComStream’s audited consolidated financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Dennis W. Elliott, Chairman
C.J. Waylan
Michael A. Smith

Compensation Committee Report on Executive Compensation

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Radyne ComStream, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. We believe that the compensation programs for the executive officers should reflect the Company’s performance and the value created for its stockholders. In addition, the compensation programs should support the goals and values of Radyne ComStream and should reward individual contributions to the Company’s success.

     General Compensation Policy and Philosophy: Our policy is to provide Radyne ComStream’s executive officers with compensation that is based on their individual performance and the financial performance of the Company, and that is competitive enough to attract and retain highly skilled individuals. Each officer’s compensation is comprised of; (i) a base salary, (ii) performance bonuses, and (iii) stock-based incentives designed to tie the overall compensation of the officers to the interests of the stockholders.

     Base Salary: Each executive officer’s base salary is based on the recommendation of the Compensation Committee with the input of the Chief Executive Officer. Factors in formulating base salary recommendations include the level of an executive’s compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive’s business unit or department in relation to established strategic plans and the executive officer’s personal performance in helping the Company meet its goals, the Company’s operating budget for the year, and the overall performance of the Company.

     Performance Bonuses and Stock Based Incentives: For each executive officer, performance bonuses and stock based incentives are awarded based upon the recommendation of the Compensation Committee. An executive’s potential performance bonus and stock based incentive package is related to the Company’s operating results and the financial performance of an executive’s division or department.

     CEO Compensation: The Chief Executive Officer’s compensation is determined by the recommendation of the Compensation Committee and is based upon the financial performance of the Company, as well as the value created for its stockholders.

     Compliance with Internal Revenue Code Section 162(m): Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this Proxy Statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Radyne ComStream’s executive officers for the 2004 fiscal year did not exceed the $1 million limit per employee. Radyne ComStream believes that its compensation policy satisfies 162(m). As a result, the Company believes that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, the Company has change in control agreements with three of its executive officers, including its Chief Executive Officer. The Company will not be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that

Section; such payments will subject the recipients to a 20% excise tax. However, the agreements provide for a gross up of severance payments equal to the amount of any excise tax incurred by the officers.

Michael A. Smith, Chairman
Lee Yip Loi
Dennis W. Elliott
C.J. Waylan

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee has consisted of Messrs. Lee, Elliott, Waylan and Smith. There were no interlocking relationships between Radyne ComStream and other entities that might affect the determination of the compensation of our executive officers.

Executive Compensation Summary

     The following table sets forth the total compensation paid or accrued for our Chief Executive Officer, our Chief Financial Officer, and our three other executive officers who were employed by us at December 31, 2004. These officers are collectively referred to as the “Named Executive Officers.”

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	SARs	($)	($)(2)
Robert C. Fitting	2004	$375,003	$264,300	—	—	50,000	—	$21,844
Chief Executive	2003	$311,538	$224,355	—	—	150,000	—	$38,758
Officer(1)	2002	$296,055	$0	—	—	40,000	—	$18,492

Malcolm C. Persen	2004	$129,805	$15,000	—	—	90,000	—	$8,781
Chief Financial	2003	$0	$0	—	—	0	—	$0
Officer(1)(3)	2002	$0	$0	—	—	0	—	$0

Brian Duggan	2004	$260,000	$2,318	—	—	0	—	$13,987
President and Chief	2003	$235,422	$2,062	—	—	60,000	—	$11,689
Operating Officer(1)	2002	$216,955	$0	—	—	40,000	—	$13,112

Steven W. Eymann	2004	$196,730	$37,110	—	—	20,000	—	$98,643
Executive	2003	$182,870	$135,379	—	—	60,000	—	$11,972
Vice-President(1)	2002	$169,458	$0	—	—	25,000	—	$14,391

Garry D. Kline	2004	$140,001	$12,426	—	—	0	—	$12,450
Corporate	2003	$139,891	$1,116	—	—	5,000	—	$12,967
Controller(1)(3)	2002	$130,175	$0	—	—	0	—	$13,428

(1)	For the year ended 2004, Mr. Fitting was granted a performance bonus in the amount of $264,300 by the Board of Directors. Mr. Duggan’s bonus was comprised of $2,318 for forfeiture of unused personal time earned and accrued over 160 hours, per company policy. Mr. Eymann was paid a bonus in the amount of $34,380 as a result of a 1996 agreement relating to the exercise of Incentive Stock Options that were granted with a bonus feature. Additionally, Mr. Eymann received $2,730 for forfeiture of unused personal time earned and accrued over 160 hours, per company policy. Mr. Person was granted a performance bonus in the amount of $15,000 by the Board of Directors. Mr. Kline was granted a performance bonus in the amount of $10,000 by the Board of Directors and received $2,426 for forfeiture of unused personal time earned and accrued over 160 hours, per company policy.

(2)	These amounts include matching 401(K) contributions, cafeteria plan benefits, employee stock purchase plan statutory purchase price discounts, disqualifying and qualifying dispositions of shares acquired through the exercise of incentive stock options and employee stock purchase plans and excess group term life insurance. For information regarding payments made by our former majority stockholders to certain Named Executive Officers, see “Certain Relationships And Related Transactions” on page 19 of this Proxy Statement.

(3)	Garry Kline became Corporate Controller, and Malcolm Persen became Chief Financial Officer effective April 2004.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning grants of stock options to the Named Executive Officers during the year ended December 31, 2004.

		Individual Grants			Potential Realizable Value at
					Assumed Annual Rates of Stock Price
					Appreciation for Option Term (1)
	Number of
	Securities	Percent of Total
	Underlying	Options Grated to
	Options	Employees in	Exercise or Base
Name	Granted (#)	Fiscal Year	Price ($/share)	Expiration Date	5%($)	10%($)
Robert C. Fitting	50,000	11%	$7.05	11/1/2014	$221,685	$561,794
Brian Duggan	–	–	–	–	–	–
Steven Eymann	20,000	4%	$6.59	8/18/2014	$82,888	$210,055
Malcolm Persen	80,000	18%	$9.12	5/13/2014	$458,842	$1,162,794
Malcolm Persen	10,000	2%	$6.59	8/18/2014	$41,444	$105,028
Garry Kline	–	–	–	–	–	–

No options were granted at a below market price in 2004, and we do not have a stock appreciation rights program.

(1)	These rates of appreciation have been provided for illustrative purposes only. Such rates do not represent expected or forecasted appreciation.

Aggregate Holdings at Fiscal 2004 Year End

     The following table sets forth information concerning option holdings for fiscal 2004 with respect to the Named Executive Officers. There were 25,000 shares acquired on exercises of options by Named Executive Officers in fiscal 2004.

	Shares		Number of Securities Underlying
	Acquired		Unexercised Options/SARs at		Value of Unexercised In-The-Money
	On	Value	Fiscal Year-End		Options/SARs at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Fitting	—	$—	353,700	122,500	$438,726	$218,675
Brian Duggan	—	—	290,990	40,000	392,681	100,400
Steven Eymann	20,000	85,083	307,125	51,250	674,776	101,638
Malcolm Persen	—	—	22,500	67,500	2,225	6,675
Garry Kline	5,000	24,800	215,582	2,500	242,534	5,675

(1)	Options are considered “in the money” if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2004 closing price of our common stock of $7.48 per share on the NASDAQ National Market System.

Employment Agreements

     In 2003, the Compensation Committee approved an employment agreement with Mr. Fitting, which expires on December 31, 2005. The agreement provides for an annual base salary of $375,000, which increased to $400,000 on January 1, 2005, a $75,000 signing bonus, an annual performance-based bonus, plus stock options and other benefits.

     Mr. Fitting is entitled to a performance-based bonus if he meets or exceeds certain defined performance criteria. The employment agreement provides that the bonus is based on earnings before taxes (excluding any extraordinary items) compared with the annual budget approved by the Board of Directors prior to fiscal year commencement. Under this program, Mr. Fitting is eligible for a bonus of $5,000 for each percentage point of earnings over 80% of budget. Earnings over 100% of budget entitle Mr. Fitting to an additional bonus of 20% of earnings over budget. Mr. Fitting is not entitled to a bonus if earnings are less than 80% of budget.

     The agreement also provides for annual grants to Mr. Fitting of options to acquire 150,000 shares, and if employed at the time, and an additional grant on November 1, 2004, to acquire 50,000 shares. The options will have an exercise price equal to the fair market value on the date of the grant and will vest 25% upon grant and 25% on each anniversary of grant.

     If Mr. Fitting voluntarily terminates his employment for “good reason,” or Mr. Fitting is terminated without “cause,” then (i) we will pay his salary for two years following termination; (ii) any bonus due Mr. Fitting for the year of termination will be paid subject to his compliance with the agreement, (iii) we will reimburse Mr. Fitting for COBRA premiums for the period that the Company is required to offer COBRA coverage as a matter of law; and (iv) any options granted during the term of the agreement will vest automatically.

     If Mr. Fitting is terminated as a result of his death or disability, then we will be obligated to pay to his heirs or personal representative, (i) his then current salary through the date of termination, (ii) a pro rated amount of his bonus for the year, (iii) his COBRA premiums for the period we are required to offer COBRA coverage as a matter of law, (iv) his salary for a period of one year after the event, and, at the one year anniversary of the event, a lump sum equal to his final annual salary, in each case less any payments made under Company-paid insurance policies, and (v) any options granted during the term of this agreement will vest automatically.

     If Mr. Fitting resigns without good reason, or if Mr. Fitting is discharged for cause, we will be obligated to pay Mr. Fitting’s base salary through the date of termination but no bonus will be payable. Any unexercised options terminate as provided in the applicable plan or agreement.

     In 2005, the Compensation Committee approved an employment agreement with Mr. Persen, which expires on March 14, 2008. The agreement provides for an annual base salary of $210,000, an annual performance-based bonus, and other benefits.

     Mr. Persen is entitled to incentive compensation based on the achievement of certain performance targets pursuant to our Management Incentive Plan.

     If Mr. Persen voluntarily terminates his employment for “good reason,” or Mr. Persen is terminated without “cause,” then (i) we will be obligated to continue to pay Mr. Persen salary for two years following termination; (ii) any bonus due Mr. Persen for the year of termination will be paid subject to Mr. Persen’s compliance with the agreement; (iii) we will reimburse Mr. Persen for COBRA premiums for the period we are required to offer COBRA coverage as a matter of law; and (iv) any options granted during the term of the agreement will vest automatically.

     If Mr. Persen’s employment is terminated as a result of death or disability, then we will be obligated to pay to Mr. Persen, his heirs or personal representative, (i) his then current salary through the date of termination, (ii) a pro rated amount of his bonus for the year , (iii) his COBRA premiums for the period that the Company is required to offer COBRA coverage as a matter of law, and (iv) any options granted during the term of the agreement will vest automatically.

     If Mr. Persen resigns without good reason, or if Mr. Persen is discharged for cause, then we will be obligated to pay his base salary through the date of termination, but no bonus will be payable. Any unexercised options shall terminate as provided in the applicable plan or agreement.

Change of Control Arrangements

     We have entered into Change-in-Control Severance Agreements with Messrs. Fitting, Duggan, Eymann and Persen. Generally, a change in control occurs for purposes of these agreements upon the occurrence of the following:

•	Any merger in which the Company is not the surviving entity other than a merger in which our stockholders, immediately prior to the merger, have the same proportionate ownership of beneficial interest immediately after the merger; or

•	Any transfer of more than 50% of our assets, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction; or

•	The stockholders’ approval of any plan or proposal for liquidation or dissolution of the Company;

•	Any person or entity, other than a current stockholder or affiliate, becomes the beneficial owner of 50% or more of our outstanding capital stock; or

•	A change in control of our board during any two-year period, excluding any new Director approved by a vote of at least two-thirds of the Directors who were Directors at the beginning of the period.

If any of these events occurs, the agreements for Messrs. Duggan and Eymann provide for:

•	Immediate vesting of all outstanding but unvested stock options;

•	Severance compensation equal to 200% of the officers’ respective then current base salary if the officer is terminated without cause, or resigns for good reason, within the first year of a change in control of Radyne ComStream, and 100% of their base salary if the termination occurs within the second year of the change in control event; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

If any of these events occurs, the agreement for Mr. Persen provides for:

•	immediate vesting of all outstanding but unvested stock options;

•	severance compensation equal to 100% of Mr. Persen’s then current base salary if he is terminated without cause, or resigns for good reason, within two years of the change in control event; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

If any of these events occurs, the agreement for Mr. Fitting provides for:

•	Immediate vesting of all outstanding but unvested stock options;

•	Severance compensation equal to 300% of Mr. Fitting’s then current base salary immediately upon a change in control of Radyne ComStream; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

     The agreements require us to establish a trust account upon a change in control event and deposit funds sufficient to satisfy our obligations to each officer as outlined above.

     Finally, the agreements also contain a non-compete provision restricting Messrs. Fitting, Duggan, Eymann and Persen from competing with us, or our subsidiaries, for a period of one year from any separation from the Company.

STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) our common stock, (ii) the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the “NASDAQ Market”) and (iii) a peer group index selected by us (the “Peer Group”), from December 31, 1999 through December 31, 2004. We selected the Peer Group based upon similar Standard Industrial Codes.

     The graph assumes that $100 was invested on December 31, 1999, in our common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission, and are not intended to forecast or be indicative of possible future performance of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into Change-in-Control Severance Agreements with certain of our executive officers. See above under “Agreements with Certain Officers.”

     In March 2004, Mr. Fitting and Mr. Kline received payments of $471,000 and $30,000, respectively, from our former majority stockholders, Stetsys Pte. Ltd. and Stetsys US, Inc., in recognition of their efforts in facilitating the sale by such stockholders’ of all their shares of our common stock to institutional investors in a private transaction in February 2004. The Company subsequently registered the shares for resale. The Company did not receive any proceeds from this transaction

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 24, 2005, the ownership of our common stock by (i) each person who is known by us to own of record or beneficially more than 5% of our outstanding Common Stock, (ii) each of our Named Executive Officers, (iii) each of our Directors, and (iv) all of our Directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated subject to applicable community property law.

		Number	Percentage
		of Shares	of Class
Name	Address	(1)	(1)
Directors and Executive Officers
Robert C. Fitting	(2)	457,304	2.75%	(5)
Malcolm C. Persen	(2)	42,796	*	(6)
Brian J. Duggan	(2)	319,014	1.92%	(7)
Steven W. Eymann	(2)	390,075	2.35%	(8)
Garry D. Kline	(2)	256,979	1.55%	(9)
Yip Loi Lee	(2)	56,000	*	(10)
C. J. Waylan	(2)	45,500	*	(11)
Dennis W. Elliott	(2)	46,000	*	(12)
Michael A. Smith	(2)	20,000	*	(13)

All Directors and executive officers of Radyne ComStream as a group (nine persons)		1,633,668	9.82%

Certain Beneficial Owners**
Putnam, LLC, d/b/a Putnam Investments	(3)	960,597	5.78%
Royce & Associates, LLC	(4)	894,800	5.38%

*	Less than one percent.

**	Shareholders holding more than 5% of Radyne ComStream Inc. Capital Stock as of March 24, 2005.

(1)	The numbers and percentages shown include the shares of common stock actually owned as of March 24, 2005, and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 24, 2005, upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)	The address for each of these stockholders is: c/o Radyne ComStream Inc., 3138 East Elwood Street, Phoenix, Arizona 85034.

(3)	The address is: c/o Putnam, LLC, 1 Post Office Sq, Boston, MA 02109.

(4)	The address is: c/o Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019.

(5)	Includes 318,701 shares subject to options that are exercisable, as of March 24, 2005 or within 60 days from such date.

(6)	Includes 42,500 shares subject to options that are exercisable as of March 24, 2005, or within 60 days from such date.

(7)	Includes 300,990 shares subject to options that are exercisable as of March 24, 2005, or within 60 days from such date.

(8)	Includes 313,375 shares subject to options that are exercisable as of March 24, 2005, or within 60 days from such date.

(9)	Includes 215,582 shares subject to options that are exercisable as of March 24, 2005, or within 60 days from such date.

(10)	Includes 56,000 shares subject to options that are exercisable as of March 24, 2005, or within 60 days from such date.

(11)	Includes 35,000 shares subject to options that are exercisable as of March 24, 2005, or within 60 days from such date.

(12)	Includes 46,000 shares subject to options that are exercisable as of March 24, 2005 or within 60 days from such date

(13)	Includes 20,000 shares subject to options that are exercisable as of March 24, 2005, or within 60 days from such date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation, to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received during the year ended December 31, 2004, we believe that, during such year our executive officers, Directors and ten-percent stockholders complied with all such filing requirements, except as follows: options granted to each of Messrs. Eymann, Persen, Waylan, Lee, Elliott and Smith on August 18, 2004, should have been reported on Form 4 by August 20, 2004, but were reported on Form 4 on September 15, 2004, and options granted to Mr. Persen on May 13, 2004, should have been reported on Form 4 by May 17, 2004, but were reported on Form 4 on September 15, 2004. Mr. Kline filed a Form 4 on May 11, 2004, for shares he sold on May 6, 2004. The Form 4 should have been filed no later than May 10, 2004.

PRINCIPAL ACCOUNTING FEES AND SERVICES

     The Audit Committee, pursuant to authority granted to it by the Board of Directors, has selected KPMG LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiaries for fiscal year 2005.

     We have paid or expect to pay the following fees to KPMG LLP for work performed in 2004 and 2003 or attributable to KPMG LLP’s audit of our 2004 and 2003 consolidated financial statements:

	2004	2003
	(in thousands)
Audit Fees	$538	$213
Audit-Related Fees	$3	$—
Tax Fees	$—	$53
All Other Fees	$—	$—

     In May 2003, the SEC released final rules to implement Title II of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The rules address auditor independence and have modified the proxy fee disclosure requirements.

     Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements and review of financial statements included in the registrant’s Form 10-Q (17 CFR 249.308a) or 10-QSB (17 CFR 249.308b) or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

     Audit–Related Fees include the aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the above paragraph. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

     Tax Fees include the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

     All Other Fees include the aggregate fees billed in each of the last two fiscal years for products and services provided, other than the services reported in the preceding three paragraphs.

     Representatives of KPMG LLP will attend the annual meeting. They will have an opportunity to make a statement to those in attendance and will be available to answer appropriate questions.

     The Audit Committee has reviewed the fees paid to KPMG LLP and has considered whether the fees paid for non-audit services are compatible with maintaining KPMG LLP’s independence. The Audit Committee has also adopted policies and procedures to approve audit and non-audit services provided in 2004 by KPMG in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve a detailed annual pre-approval by the Audit Committee of the types of services to be provided by our independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for further pre-approval. The Audit Committee may additionally ratify certain de minimis services provided by the independent auditor without prior Audit Committee approval, as permitted by the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. We will disclose all such approvals by the Audit Committee, as applicable, in upcoming years.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals for the 2006 annual meeting must be received at our principal executive offices by December 30, 2005, to be considered for inclusion in our proxy materials relating to such meeting.

     If you wish to nominate Directors for election at the 2006 Annual Meeting of Stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 requires that you notify our Secretary in writing no later than March 15, 2006, which is 45 days before the anniversary of the date on which we first mailed our proxy materials for the annual meeting. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws.

     All proposals and nominations should be sent to Radyne ComStream Inc., Attention: Corporate Secretary, 3138 East Elwood Street, Phoenix, Arizona, 85034.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

RADYNE COMSTREAM INC.

/s/ MALCOLM C. PERSEN

Malcolm C. Persen Secretary

April 29, 2005

APPENDIX A

RADYNE COMSTREAM INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

1.	COMMITTEE PURPOSE

The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	Review and appraise the audit efforts of the Company’s independent accountants; and

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Part IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall, except as otherwise permitted under applicable Nasdaq rules, be independent Directors, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A Director shall not be deemed independent for this purpose if he or she (a) has been an officer or employee of the Company or its affiliates for the current or any of the past 3 years, (b) has received over $60,000 of compensation from the Company or any of its affiliates in the previous fiscal year, except compensation for board service, tax-qualified retirement plan benefits or non-discretionary compensation, (c) is an immediate family member of an individual employed as an executive officer of the Company or any of its affiliates in the current or any of the past 3 years, (d) is a partner, controlling shareholder or executive officer of a business to whom the Company made, or from whom it received, payments in excess of 5% of the consolidated gross revenues of either entity, or $200,000 if higher, in any of the past 3 years, (e) is an executive of another entity if any of the Company’s executives serve on that entity’s compensation committee, or (f) as otherwise set forth in applicable Nasdaq rules. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at its annual organizational meeting, and at such other times as may be necessary to fill vacancies, and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate, in person or via telephone conference call. As part of its role to foster open communications, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company’s financials, consistent with IV.3 below. The Committee may ask members of management or others to attend meetings and provide pertinent information.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Review, reassess the adequacy of and, if necessary or appropriate, update this Charter periodically.

2.	Review, and discuss with management, the company’s annual financial statements and any related reports or other financial information submitted to the public, including any certification, report opinion or review rendered by the independent accountants, and recommend to the Board the financial statements to be included in the Company’s report on Form 10-K.

3.	Review each report on Form 10-Q prior to its filing and each earnings report prior to its release.

4.	Hire the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. Review the performance of the independent accountants and approve any discharge of the independent accountants when circumstances warrant.

5.	Consider and pre-approve all auditing services and non-audit services to be provided to the Company by its independent accountants, and establish policies and procedures for the pre-approval of such services, including the fees and terms thereof. All non-audit services permitted pursuant to law to be provided by the independent accountants must be considered and pre-approved by the Audit Committee and such approvals must be disclosed in the Company’s applicable periodic public filings. The Audit committee may delegate to one or more designated members of the Audit Committee who are independent Directors of the Company the authority to grant pre-approvals as required by this item, provided that the decisions of any such designated members to whom such authority is delegated will be presented to the full Audit Committee at its scheduled meetings.

6.	On an annual basis, ensure that it receives from the independent accountants as required by ISB Standard No. 1, a formal written statement of all relationships the accountants and their affiliates have with the Company and its affiliates, to determine the accountants’ independence and objectivity.

7.	Periodically consult with the independent accountants out of the presence of management about the adequacy of internal controls and the fullness and accuracy of the Company’s financial statements.

8.	In consultation with the independent accountants, review the Company’s external financial reporting processes and accounting principles as applied in its financial reporting.

9.	Review and approve major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants or management and review the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

10.	Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

11.	Following completion of the annual audit, review separately with each of management and the independent accountants any significant audit findings and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.	As required by SAS No. 61, discuss with the independent accountants (a) methods used to account for significant unusual transactions, (b) controversial or emerging accounting policy areas, (c) particularly sensitive accounting estimates and (d) disagreements with management over the application of accounting principles, the basis for management’s estimates or the disclosures in the financial statements.

13	Prepare a committee report, for inclusion in the Company’s annual proxy statement that discusses the committee’s composition and responsibilities and how they were discharged, as required by applicable SEC and Nasdaq rules and approve disclosures required to be included in periodic filings with the SEC with respect to audit, audit-related and non-audit services, and reports and attestations regarding internal controls.

14.	Review with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

15.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any such investigation.

16	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.	Discuss with the independent accountants and the internal audit service provider whether they are aware of any action by an officer, Director, or person acting under their direction which would violate Rule 13b2-2(b)(1) under Securities Exchange Act of 1934 which prohibits improper influence on the conduct of audits.

18.	Review and approve (a) any change or waiver in the Company’s code of ethics for executive officers, including the president, and chief executive officer, the chief operating officer, the general counsel and senior financial officers (including the chief financial officer and chief accounting officer) and (b) any public disclosure made regarding such change or waiver.

19.	Review and approve related-party and conflict of interest transactions.

20.	Establish policies for the hiring of employees and former employees of the independent accountants.

21.	Report through its Chairman to the full Board of Directors following the meetings of the Audit Committee and review with the full Board of Directors any issues that have arisen with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent accountants or the performance of the internal audit service provider.

22.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law and applicable regulations, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

Radyne ComStream Inc.
Governance and Nominating
Committee Charter

Purpose:

     The purpose of the Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Radyne ComStream Inc. (the “Corporation”) shall be to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of Director nominees, (iii) identify and recommend to the Board as prospective Director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board; and (v) develop succession plans and principles for the CEO of the Corporation.

Membership:

     The Committee shall consist of at least three Directors who meet the independence criteria established under the listing standards and rules of Nasdaq. Members of the Committee will be elected annually by a majority vote of the Board for a one-year term. If a Committee Chair is not designated or present, the members may designate a Chair by majority vote. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.

Operations;

The Committee shall meet at least once annually or more frequently as circumstances require. A majority of the members of the Committee present in person or via teleconference or similar communications equipment shall constitute a quorum.

The Committee shall cause to be kept adequate minutes of all its proceedings, and will report its actions and recommendations to the next meeting of the Board. The written minutes shall be maintained with the books and records of the Corporation. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.

Authority:

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority and resources to retain a search firm to be used to identify Director candidates, outside counsel and other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice shall be considered privileged communications of the Corporation and the Committee shall take all necessary steps to preserve the privileged nature of those communications.

The Committee may request that any Directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such pertinent information as the Committee requests.

Responsibilities:

     In carrying out its purpose, the Committee shall have the following specific responsibilities and such other responsibilities as from time to time may be prescribed by the Board:

•	Evaluate the Board, its committees, and the Corporation’s management.

•	Develop and periodically review criteria for Director nominees and a process for the nomination of Directors by the Committee.

•	Identify and recommend to the Board slates of Director nominees for election or re-election at each annual meeting of the shareholders of the Company or for nomination to election to the Board when Board vacancies arise, consistent with the developed nomination criteria, including nominees’ qualifications, capability and availability to serve, conflicts of interests and other relevant factors.

•	Make recommendations to the Board regarding Director retirement age, tenure and removal for cause.

•	Make recommendations to the Board regarding the size and composition of the Board.

•	Review and make recommendations to the Board regarding committee assignments.

•	Develop and periodically address management succession, including policies regarding succession in the event of an emergency or retirement of the Chief Executive Officer.

•	Retain and terminate any search firm to be used to identify Director and executive officer candidates and to approve the fees and retention terms of any such firm.

•	Review and reassess the adequacy of this Charter annually, or more often as circumstances dictate, and recommend any changes to the Board.

•	Review proposed activities of Directors with the Company or other entities that may diminish such Director’s effectiveness or be inconsistent with the criteria established by the Committee for the Board membership.

•	Perform such other duties and functions consistent with this Charter and applicable law as may be deemed necessary or appropriate by the Board or this Committee.

RADYNE COMSTREAM INC.
Annual Meeting of Stockholders — JUNE 8, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        The undersigned hereby appoints Robert C. Fitting and Malcolm Persen, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock to Radyne ComStream Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of the Company at 3138 East Elwood Street, Phoenix, Arizona, 85034, on June 8, 2005, at 2:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.   Election of Directors

[ ] FOR ALL	[ ] WITHHOLD ALL	[ ] FOR ALL EXCEPT
01) Lee Yip Loi 02) Dennis W. Elliott 03) Robert C. Fitting 04) Dr. C.J. Waylan 05) Michael A. Smith
To withhold authority to vote, mark “For All Except” and write the nominee’s name from the above list below.
        Name(s) to withhold:

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.
IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

, 2005
Signature	Date

, 2005
Signature (Joint Owners)	Date